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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              DOVER SADDLERY, INC.

     The undersigned, being the sole incorporator of Dover Saddlery, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Laws of the State of Delaware, hereby certifies that the Corporation has not received any payment for any of its capital stock, and hereby duly adopts this Amended and Restated Certificate of Incorporation pursuant to the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware, and that the Corporation hereby amends and restates its Certificate, of Incorporation filed with the Delaware Secretary of State on July 31, 1998 as follows:

FIRST:  The name of this Corporation is Dover Saddlery, Inc.

SECOND: The address of the Corporation's Registered Office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation shall have authority to issue Six Million Five Hundred
        Thousand (6,500,000) shares of capital stock, consisting of Five Million Four Hundred Thousand (5,400,000) shares of common stock, par value $0.0001 per share ("Common Stock"), of which Four Million Three Hundred Thousand (4,300,000) shares shall be designated as Class A Common Stock ("Class A Common Stock") and One Million One Hundred Thousand (1,100,000) shares shall be designated Class B Common Stock ("Class B Common Stock"), and One Million One Hundred Thousand (1,100,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

FIFTH:  The terms of the various classes of common stock are as follows:

               (a) Each holder of shares of Class A Common Stock shall be entitled to one vote for each share thereof held. The holders of Class B Common Stock shall
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          have no voting rights with respect thereto except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation or as required by law.

               (b) Each share of Class B Common Stock is convertible, at any time, into one share of Class A Common Stock, at the option of the holder thereof upon written notice to such effect to the Corporation. Promptly following receipt of a request for any such conversion, the Corporation shall issue and deliver to the holder of any Class B Common Stock (or to the nominee or nominees of such holder) a certificate or certificates for the number of Class A Common Stock to which such holder shall be entitled upon such conversion as soon as practicable after the appropriate certificates for the shares of Class B Common Stock being converted are surrendered for conversion, duly endorsed, at the office of the Corporation or of any transfer agent.

               (c) The Corporation shall not declare any dividend on or make any distribution in respect of either class of Common Stock or subdivide either class of Common Stock or combine either class of Common Stock without effecting an identical dividend, distribution, subdivision or combination with respect to the other class of Common Stock, provided that any stock dividend shall be payable in shares of the same class as the class of stock on which such dividend is paid.

SIXTH: The Preferred Stock shall have the following powers, preferences, rights and qualifications, limitations and/or restrictions:

     1. Authorized Number of Shares.

     The maximum authorized number of shares of Preferred Stock shall be 1,100,000.

     2. Dividends.

     2.1. Computation of Cumulative Dividends, etc.

     (a) The holders of the outstanding shares of Preferred Stock shall be entitled to receive, out of any funds legally available therefor, when, as and if declared by the board of directors of the Corporation, cumulative dividends in cash at the annual rate of $.15763 per share on the Preferred Stock (which amount shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Stock) (hereinafter "Equitable Adjustment").

     (b) Such dividends shall accrue from day to day on each share of Preferred Stock from the date of original issuance of such share, in each case whether or not earned or declared.


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     (c) If at any time the aggregate amount to be paid as a dividend to the holders of the Preferred Stock shall be insufficient to pay the holders of the Preferred Stock the full amount of accrued and unpaid dividends to which such holders are entitled at such time, the holders of Preferred Stock shall share ratably in the aggregate amount to be paid as a dividend at such time to the holders of Preferred Stock in proportion to the respective amounts which would otherwise be payable in respect of the Preferred Stock if all amounts payable on or with respect to such shares were paid in full.

     (d) Dividends on the Preferred Stock shall be cumulative so that if there shall be any accrued and unpaid dividends thereon, the deficiency shall first be paid in full in cash before any dividend or other distribution (in cash or any other property and for the purpose of redemption, repurchase, Liquidation or otherwise) shall be paid or declared and set apart for (i) the Common Stock of the Corporation or (ii) any other class or series of capital stock of the Corporation which is junior to or on a parity with the Preferred Stock (collectively, "Junior Stock").

     (e) The Corporation shall provide each holder of Preferred Stock at least 30 days advance written notice of any dividend or distribution to be declared or paid on the Preferred Stock or on any other shares of capital stock of the Corporation.

     2.2. Restrictions on Distributions on Junior Stock. So long as any Preferred Stock is outstanding, the Corporation shall not at any time directly or indirectly declare, order, pay, make or set apart any sum or property for any dividend or distribution (in cash or any other property and for the purpose of redemption, repurchase, Liquidation or otherwise) on any Junior Stock, unless in each case, (a) all accrued dividends on each share of the Preferred Stock shall have been paid in full in cash and (b) all other payments due in respect of the Preferred Stock, including without limitation payments required to be made under section 4, shall have been paid in full in cash.

     3. Liquidation, Dissolution or Winding Up.

     3.1. Treatment at Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any distribution of all or substantially all of its capital or any bankruptcy, insolvency or other similar proceeding of the Corporation (hereinafter, and as modified in section 3.2, a "Liquidation"), before any distribution or payment of assets of the Corporation is made to or set apart for the holders of any Junior Stock, the holders of each share of Preferred Stock shall be entitled to be paid first, out of assets of the Corporation available therefor, an amount in cash equal to $1.97 per share of Preferred Stock (which amount shall be subject to Equitable Adjustment) plus all accrued and unpaid dividends thereon, whether or not earned or declared, up to and including the date full payment shall be tendered to the holders thereof with respect to the Liquidation (the "Liquidation Preference").

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     (b) If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Preferred Stock the full amount of the Liquidation Preference, the holders of Preferred Stock shall share ratably in any distribution of assets in proportion to the respective amounts which would otherwise be payable in respect of the Liquidation Preference if all amounts payable on or with respect to said shares were paid in full.

     (c) The Corporation shall provide each holder of Preferred Stock at least 30 days advance written notice of any Liquidation.

     3.2. Treatment of Reorganizations, Consolidations, Mergers, and Sales of Assets. If the Corporation enters into a reorganization of the capital stock of the Corporation or a consolidation or merger of the Corporation and such reorganization, consolidation or merger effects a Change of Control, or if there is a sale of all or substantially all or a majority of the capital stock or assets of the Corporation, in one transaction or a series of transactions, any of such transactions shall be regarded as a Liquidation, within the meaning of this section 3, unless the holder or holders of 51% or more of the outstanding shares of Preferred Stock (the "Required Holders"), voting separately as a class, determine that such reorganization, consolidation, merger or sale shall not constitute a Liquidation for purposes of this section 3.

     3.3. Distributions Other than Cash. If, in connection with any Liquidation, there is property (other than cash) available for distribution, the value of such property shall be the fair market value of such property as determined in good faith by the board of directors of the Corporation and as agreed to by the Required Holders. In the event of any dispute between the Required Holders and the Corporation regarding the determination of fair market value of such property, at the request of the Required Holders, the Corporation shall engage an independent qualified appraiser, reasonably acceptable to the Required Holders, to prepare an appraisal of the fair market value of such property. The expenses of any appraisal shall be borne by the Corporation.

     4. Redemptions, etc.

     4.1 Redemption on September 10, 2005.

     (a) On September 10, 2005, the Corporation shall redeem all then outstanding shares of the Preferred Stock, upon the payment in cash of $1.97 per share (which amount shall be subject to Equitable Adjustment), together with an amount in cash equal to all accrued but unpaid dividends thereon, whether or not earned or declared, up to and including the date of redemption, provided that the Corporation shall not redeem any share of the Preferred Stock pursuant to this section 4.1(a) if, prior to the close of business on the last full business day next preceding September 10, 2005, the holder thereof shall elect to convert the same in accordance with section 5 hereof.

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     (b) Any payment not made on the date required under this section 4.1 shall bear interest, payable in cash on demand, from the date such payment was due at a per annum rate of 10%, until such payment is paid in full in cash.

     (c) If on any redemption of the Preferred Stock required hereunder the assets of the Corporation available for such redemption shall be insufficient to pay the holders of the Preferred Stock the full amount to which they are entitled upon such redemption, the holders of Preferred Stock shall share ratably in any distribution of assets for such redemption in proportion to the respective amounts which would otherwise be payable upon such redemption if all amounts payable on or with respect to such shares were paid in full.

     4.2 Notice of Redemptions. The Corporation shall give written notice of redemption pursuant to section 4.1 to each holder of the Preferred Stock not less than 30 nor more than 60 days prior to September 10, 2005. Such notice shall specify the date of redemption, the aggregate number of shares of the Preferred Stock to be redeemed on such date, and the number of shares of Preferred Stock held by such holder to be redeemed on such date, and shall specifically notify each holder that its right to convert its shares of Preferred Stock will terminate at the close of business on the last full business day next preceding such date. Such notice shall be given by delivering or mailing the same to each such holder at the address of such holder as it appears on the Corporation's stock register.

     4.3 Effect of Redemption. Upon the date fixed for redemption of the Preferred Stock pursuant to section 4.1, and upon payment by the Corporation of the amounts payable in respect thereof as provided herein, all shares of the Preferred Stock redeemed shall be deemed to be no longer outstanding for any purpose, whether or not the certificates for such shares shall have been surrendered for cancellation, and all rights with respect to such shares shall thereupon cease, except only the right of the holders of such shares to receive the amounts payable upon the redemption thereof. All shares of the Preferred Stock redeemed by the Corporation shall be retired and canceled and shall not be reissued.

     5. Conversion Rights.

     5.1 Conversion Privilege at Election of Holders of Preferred Stock. The shares of the Preferred Stock may, at the election of the holder or holders thereof, at any time, or from time to time, be converted in whole or in part, at the conversion price per share of Common Stock of $1.97 as adjusted and readjusted from time to time in accordance with section 5.5 hereof (such conversion price, as so adjusted and readjusted and in effect at any time, being herein called the "Conversion Price"), into the number of fully paid and non-assessable shares of Common Stock determined by dividing (a) the product of
(i) $1.97 (which amount shall be subject to Equitable Adjustment) multiplied by
(ii) the number of shares of the Preferred Stock to be so converted, by (b) the Conversion Price in effect at the time of such conversion (the number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate"). Each holder of Preferred Stock may elect to convert its shares of Preferred

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Stock into Class A Common Stock, provided that absent such election, the
Preferred Stock shall convert into Class B Common Stock.

     5.2 Automatic Conversion. Each share of the Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate for such share immediately upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock, provided that the aggregate net proceeds to the Corporation from such offering are not less than $15,000,000 (a "Qualifying Public Offering"). In the event of such an automatic conversion, each holder of the Preferred Stock may elect to convert its shares of Preferred Stock, at any time prior to effectiveness of such conversion, into Class A Common Stock; provided that absent such election, the Preferred Stock shall convert into Class B Common Stock. The Corporation shall provide each holder of Preferred Stock at least 30 days advance written notice of the consummation of a Qualifying Public Offering.

     5.3 Manner of Conversion, etc. The certificate or certificates for any shares of the Preferred Stock to be converted pursuant to section 5.1 or converted pursuant to section 5.2 shall be surrendered by the holders thereof at the principal executive office of the Corporation, duly endorsed, or accompanied by proper instruments of transfer, to the Corporation or in blank, and, in the case of conversion pursuant to section 5.1, accompanied by written notice to the Corporation of the holder's election to make such conversion and, in all cases accompanied by written notice to the Corporation of the name or names in which the certificate or certificates for shares of Common Stock are to be issued and the class or classes of the shares of Common Stock to be so issued. The right to convert pursuant to section 5.1 any shares of the Preferred Stock called for redemption pursuant to section 4 shall terminate at the close of business on the last full business day next preceding the date fixed for such redemption. Upon conversion of any shares of the Preferred Stock, the Corporation shall pay to the holder thereof in cash a sum equal to all accrued but unpaid dividends thereon to the date of conversion or, at the election of such holder made at any time prior to the effectiveness of such conversion, the Corporation shall apply such sum to the purchase of shares of Common Stock (of either class) which the Corporation shall issue to such holder at the time of such conversion at the effective purchase price per share paid upon such conversion of the Preferred Stock by such holder. Each conversion pursuant to section 5.1 shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been so surrendered to such office, and at such time the rights of the holder of Preferred Stock as such shall, to the extent of the number of shares thereof converted, cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof. The conversion of the Preferred Stock pursuant to section 5.2 shall be deemed to have been effected as of the close of business on the date upon which the Qualifying Public Offering is consummated, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and at such time the rights of the holders of the Preferred Stock as such shall cease, and the Person or Persons in whose name or names any certificate or

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certificates of the Preferred Stock are registered shall be deemed to have become the holder or holders of record of shares of the Common Stock issuable upon such conversion.

     5.4 Delivery of Stock Certificates; Fractional Shares. As promptly as practicable after the conversion of any shares of Preferred Stock, and in any event within 20 days thereafter, the Corporation at its expense (including the payment by it of any applicable issue taxes) will issue and deliver to the holder of such shares of Preferred Stock, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of full shares of Common Stock of the appropriate class or classes issuable upon such conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the Conversion Price of one full share of Common Stock as of the date of conversion; provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon an automatic conversion of the Preferred Stock pursuant to section 5.2 unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

     5.5. Adjustment of Conversion Price. In addition to any adjustment required under section 5.5(o) below, and except as otherwise provided in section 5.5(n) below, the Conversion Price shall be subject to adjustment from time to time as set forth in this section 5.5.

     (a) Stock Dividends, Subdivisions and Combinations. If and whenever the Corporation subsequent to the Original Issue Date:

          (i) declares a dividend upon, or makes any distribution in respect of, any of its capital stock, payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, or

          (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Conversion Price shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

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     (b) Issuance of Additional Shares of Common Stock. If and whenever the
Corporation subsequent to the Original Issue Date shall issue or sell any shares of Common Stock (except as otherwise provided in the last paragraph of this section 5.5(b)), for a consideration per share less than the greater of (x) the Fair Value per share of Common Stock and (y) the Conversion Price then in effect (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted as of the date specified in the next succeeding paragraph to the lower of the prices calculated pursuant to the following clauses (i) and (ii) of this section 5.5(b) and shall be determined by:

          (i) multiplying the Conversion Price in effect as of the date specified in the next succeeding paragraph by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Corporation upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which is the Fair Value per share of Common Stock immediately prior to such issue or sale; and

          (ii) dividing (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Corporation upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale.

     For purposes of this section 5.5(b), the date as of which the Conversion Price shall be adjusted and the date as of which the Fair Value and the Conversion Price then if effect shall be determined shall be the earlier of (i) the date on which the Corporation shall enter into a firm contract for the issuance of such shares of Common Stock and (ii) immediately prior to the date of actual issuance of such shares of Common Stock.

     No adjustment of the Conversion Price shall be made under this section 5.5(b) upon the issuance of any shares of Common Stock which are (i) distributed to holders of shares of Common Stock pursuant to a stock dividend or subdivision for which an adjustment shall previously have been made under section 5.5(a) or
(ii) issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to sections 5.5(a), (c) or
(d).


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     (c) Issuance of Stock Purchase Rights. If and whenever the Corporation subsequent to the Original Issue Date shall issue or sell any Stock
Purchase Rights (except as otherwise provided in the last paragraph of this section 5.5(c)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the greater of (x) the Fair Value per share of Common Stock and (y) the Conversion Price then in effect (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted as provided in section 5.5(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Common Stock ever issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Fair Value and Conversion Price then in effect specified in the next succeeding paragraph.

     For the purposes of this section 5.5(c), the date as of which the Conversion Price shall be adjusted and the date as of which the Fair Value and the Conversion Price then in effect shall be determined shall be the earlier of
(i) the date on which the Corporation shall enter into a firm contract for the issuance of such Stock Purchase Rights and (ii) immediately prior to the date of actual issuance of such Stock Purchase Rights.

     No adjustment of the Conversion Price shall be made under this section 5.5(c) upon the issuance of any Stock Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to section 5.5(a).

     (d) Issuance of Convertible Securities. If and whenever the Corporation subsequent to the Original Issue Date shall issue or sell any Convertible Securities (except as otherwise provided in the last paragraph of this section 5.5(d)) and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the greater of (x) the Fair Value per share of Common Stock and (y) the Conversion Price then in effect (determined, in each case, as of the date specified in the next succeeding paragraph), the Conversion Price upon each such issuance or sale shall be adjusted as provided in section 5.5(b) as of the date specified in the next succeeding paragraph on the basis that the maximum number of shares of Common Stock ever necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Fair Value and Conversion Price then in effect specified in the next succeeding paragraph.

     For the purposes of this section 5.5(d), the date as of which the Conversion Price shall be adjusted and the date as of which the Fair Value and the Conversion Price then in

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effect shall be determined shall be the earlier of (i) the date on which the
Corporation shall enter into a firm contract for the issuance of such Convertible Securities and (ii) immediately prior to the date of actual issuance of such Convertible Securities.

     No adjustment of the Conversion Price shall be made under this section 5.5(d) upon the issuance of any Convertible Securities which are (i) distributed to holders of shares of Common Stock pursuant to a stock dividend to the extent that an adjustment shall previously have been made pursuant to section 5.5(a) or
(ii) issued pursuant to the exercise of any Stock Purchase Rights to the extent that an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to section 5.5(a) or (c).

     (e) Minimum Adjustment. If any adjustment of the Conversion Price pursuant to this section 5.5 shall result in an adjustment of less than $.0001, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.0001; provided that upon any adjustment of the Conversion Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Corporation payable in shares of Common Stock, Stock Purchase Rights or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the shares of Common Stock into a greater or smaller number of shares, the foregoing figure of $.0001 per share (or such figure as last adjusted) shall be proportionately adjusted, and provided, further, that upon the conversion of any shares of Preferred Stock, the Corporation shall make all necessary adjustments (to the nearest .0001 of a cent) not theretofore made to the Conversion Price up to and including the date upon which such shares are being so converted.

     (f) Readjustment of Conversion Price. Upon each change in (i) the consideration, if any, payable for any Stock Purchase Rights or Convertible Securities referred to in section 5.5(a), (c) or (d), (ii) the consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or the rate at which such Convertible Securities are convertible into or exchangeable for shares of Common Stock, the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed consideration, number of shares of Common Stock so issuable or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not exercised, the Conversion Price then in effect shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Price pursuant to this section 5.5(f) shall (i) increase the Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or (ii) require any adjustment to the number of shares of Common Stock received by any holder of Preferred Stock upon any conversion of the shares of Preferred Stock prior to the date upon which such readjustment to the Conversion Price shall occur.

     (g) Reorganization, Reclassification or Recapitalization of the Corporation. If and whenever subsequent to the Original Issue Date the Corporation shall effect (i) any reorganization or reclassification or recapitalization of the capital stock of the Corporation (other than in the cases referred to in section 5.5(a)), (ii) any consolidation or merger of the Corporation with or into another Person, (iii) the sale, transfer or other disposition of the property, assets or business of the Corporation as an entirely or substantially as an entirety or (iv) any other transaction (or any other event shall occur) as a result of which holders of shares of Common Stock become entitled to receive any shares of stock or other securities and/or property (including, without limitation, cash and/or shares of any Subsidiary of the Corporation (and including, without limitation, any dividend payable out of earnings or any surplus legally available for distribution under the laws of the state of the Corporation's jurisdiction)) with respect to or in exchange for the shares of Common Stock (the transactions referred to in the foregoing clauses
(i), (ii), (iii) and (iv) being each hereinafter referred to as a "Special Distribution"), then at the same time each holder of each share of Preferred Stock shall receive (in addition to the shares of Common Stock deliverable upon conversion thereof) the same number of shares of stock or other securities and/or the same property (including, without limitation, cash and/or shares of any Subsidiary of the Corporation) which such holder would have received if such share of Preferred Stock had been converted immediately prior to such Special Distribution (or the applicable record date therefor).

     Prior to and as a condition of the consummation of any Special Distribution, the Corporation shall make equitable, written adjustments reasonably satisfactory to the Required Holders in the application of the provisions set forth herein and in the other documents executed in connection with the issuance of the Preferred Stock so that such provisions shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or other property delivered to the holders of the Preferred Stock pursuant to this section 5.5(g). Any such adjustment shall be made by and set forth in a supplemental agreement of the Corporation and/or the successor entity, as applicable, in form and substance acceptable to the Required Holders, which agreement shall bind the Corporation and/or the successor entity, as applicable, and all holders of Preferred Stock then outstanding and, upon the request of the Required Holders, shall be accompanied by a favorable opinion of the regular outside counsel to the Corporation or the successor entity, as applicable (or such other firm as is reasonably acceptable to the Required Holders), as to the enforceability of such agreement and as to such other matters as the Required Holders may reasonably request.

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     (h) Other Dilutive Events. If any other transaction or event (other than those explicitly referred to in this section 5), including, without limitation, any issuance, repurchase, redemption, or other distribution in respect of any shares of stock or securities of the Corporation (other than the Preferred Stock) or of any other Person, including any Person referred to in section 5.5(g), shall occur as to which the other provisions of this section 5 are not strictly applicable but the failure to make any adjustment to the Conversion Price or to any of the other terms of the Preferred Stock would not fairly protect the conversion rights and other rights of the Preferred Stock set forth herein in accordance with the essential intent and principles hereof, then, and as a condition to the consummation of any such transaction or event, and in each such case, the Corporation shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this section 5, necessary to preserve, without dilution, the rights of the Preferred Stock. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under this section 5. The Corporation shall pay the fees and expenses of such firm of accountants in connection with any such opinion. Upon receipt of such opinion, the Corporation will promptly deliver a copy thereof to the holders of the Preferred Stock and shall make the adjustments described therein.

     (i) Determination of Consideration. For purposes of this section 5, the consideration received or receivable by the Corporation for the issuance, sale or grant of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued and determined as follows:

          (i) Cash Payment. In the case of cash, the gross amount paid by the purchasers without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any reasonable underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale.

          (ii) Non-Cash Payment. In the case of consideration other than cash, the Fair Value thereof (in any case as of the date immediately preceding the issuance, sale or grant in question).

          (iii) Certain Allocations. If shares of Common Stock, Stock Purchase Rights and/or Convertible Securities are issued or sold together with other securities or other assets of the Corporation for a consideration which covers more than one of the foregoing categories of securities and assets, the consideration received or receivable (computed as provided in clauses
     (i) and (ii) of this section 5.5(i)) shall be allocable to such shares of Common Stock, Stock Purchase Rights and/or Convertible Securities as reasonably determined in good faith by the board of directors of the Corporation (provided such allocation is set forth in a written resolution and a certified copy thereof is furnished to the holders of the Preferred Stock promptly (but in any event within 10 days) following its adoption).

          (iv) Dividends in Securities. If the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights, such shares of Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (v) Stock Purchase Rights and Convertible Securities. The consideration for which each share of Common Stock shall be deemed to be issued upon the issuance or sale of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (A) the total consideration, if any, received by the Corporation as consideration for the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, ever payable to the Corporation upon the exercise of such Stock Purchase Rights and/or upon the conversion or exchange of such Convertible Securities, as the case may be, but without deduction of any accrued interest or dividends, any reasonable expenses paid or incurred and any reasonable underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale; by (B) the maximum number of shares of Common Stock ever issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities.

          (vi) Merger, Consolidation or Sale of Assets. If any shares of Common Stock, Convertible Securities or Stock Purchase Rights are issued in connection with any merger or consolidation of which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such shares of Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of (A) any merger or consolidation of which the Corporation is not the surviving corporation or (B) the sale, transfer or other disposition of the property, assets or business of the Corporation as an entirety or substantially as an entirety for stock or other securities of any other Person, the Corporation shall be deemed to have issued the number of shares of Common Stock for stock or securities of the surviving corporation or such other Person computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Fair Value on the date of such transaction of such stock or securities of the surviving corporation or such other Person, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such merger, consolidation or sale, for the purposes of section 5.5(g), shall be made after giving effect to such adjustment of the Conversion Price.

     (j) Record Date. If the Corporation shall take a record of the holders of the shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase shares of Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this section 5 to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

     (k) Shares Outstanding. The number of shares of Common Stock deemed to be outstanding at any given time shall not include shares of Common Stock held by the Corporation or any Subsidiary of the Corporation.

     (l) Maximum Conversion Price. At no time shall the Conversion Price exceed $1.97 except as a result of an adjustment thereto pursuant to section 5.5(a)(iii) or 5.5(g).

     (m) Application. All subdivisions of this section 5.5 are intended to operate independently of one another. If a transaction or an event occurs that requires the application of more than one subdivision, all applicable subdivisions shall be given independent effect.

     (n) No Adjustments under Certain Circumstances. Anything herein to the contrary notwithstanding, no adjustment to the Conversion Price shall be made in the case of:

          (i) any issuance of shares of Common Stock (or Other Securities) upon the conversion, in whole or in part, of the shares of Preferred Stock or upon the issuance of any shares of Preferred Stock;

          (ii) the granting by the Corporation to any officers, directors or employees of the Corporation or any of its Subsidiaries of options to purchase shares of Common Stock pursuant to a stock option plan or arrangement adopted by the board of directors of the Corporation and the issuance of shares of Common Stock upon the exercise of such options, provided the aggregate number of shares of Common Stock so issued and issuable pursuant to such options shall not exceed at any time 11.2% of the Common Stock issued and outstanding on a fully-diluted basis on the Original Issue Date; or

          (iii) any issuance of shares of Class A Common Stock upon the conversion of an equal number of shares of Class B Common Stock.

     (o) Adjustments for Changes in Certain Data. The Corporation hereby agrees that the initial aggregate number of shares of Common Stock issuable upon conversion in full of the Preferred Stock issued on the Original Issue Date to the initial holders thereof was 1,015,000 which was intended to constitute at least 29% of the shares of Common Stock outstanding immediately following the closing of the sale of Preferred Stock on the Original Issue Date (calculated on a fully-diluted basis assuming the conversion, exercise and exchange of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock, including, without limitation, the Preferred Stock, and the issuance of 390,000 shares of Common Stock pursuant to employee and director stock option plans). If for any reason the shares of Common Stock issuable upon the conversion of the Preferred Stock issued on the Original Issue Date did not constitute at least 29% of the shares of Common Stock (as so calculated), then the Conversion Price of the Preferred Stock shall be automatically adjusted to the extent necessary so that the shares of Common Stock so issuable do constitute at least that percentage amount based on the capital stock outstanding on the Original Issue Date, and the Corporation shall send to the holders of the Preferred Stock an Officer's Certificate setting forth in reasonable detail the computation of such adjustments, and all such adjustments shall be satisfactory to the Required Holders.

     5.6. Rights Offering. If the Corporation shall effect an offering of securities pro rata among the holders of its Common Stock, each holder of Preferred Stock shall be entitled, at its option, to elect to participate in each and every such offering as if such holder's shares of Preferred Stock had been converted and such holder were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which such holder is then entitled on the conversion thereof.

     5.7. Certificates and Notices.

     (a) Adjustments to Conversion Price. As promptly as practicable (but in any event not later than five days) after the occurrence of any event requiring any adjustment under section 5 to the Conversion Price (or to the number or kind of securities or other property deliverable upon the conversion of any shares of Preferred Stock), the Corporation shall, at its expense, deliver to each holder of shares of Preferred Stock either (i) an Officer's Certificate or (ii) a certificate signed by a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Corporation), setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Conversion Price after giving effect to such adjustment. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of any computation made under section 5.

     (b) Extraordinary Corporate Events. If and whenever the Corporation subsequent to the Original Issue Date shall propose to (i) pay any dividend to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock (including, without limitation, any cash dividend), (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, (iii) effect any reclassification of the shares of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), (iv) engage in any reorganization or recapitalization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), (v) consummate any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, (vi) effect any other transaction which might require an adjustment to the Conversion Price (or to the number or kind of securities or other property deliverable upon the conversion of the Preferred Stock), including, without limitation, any transaction of the kind described in section 5.5(g) or (vii) commence or effect the Liquidation of the Corporation, then, in each such case, the Corporation shall deliver to each holder of shares of Preferred Stock an Officer's Certificate giving notice of such proposed action, specifying (A) the date on which the stock transfer books of the Corporation shall close, or a record shall be taken, for determining the holders of shares of Common Stock entitled to receive such dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, other disposition, transaction, liquidation, dissolution or winding up shall take place or commence, as the case may be, and (B) the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such Officer's Certificate shall be delivered in the case of any action covered by clause (i) or (ii) above, at least 30 days prior to the record date for determining holders of shares of Common Stock for purposes of receiving such payment or offer, and, in any other case, at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of shares of Common Stock entitled to receive such securities or other property.

     (c) Effect of Failure. Failure to give any certificate or notice, or any defect in any certificate or notice required under this section 5.7 shall not affect the legality or validity of the adjustment of the Conversion Price.

     (d) Partial Conversion. In the event some but not all of the shares of Preferred Stock represented by certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, not later than 30 days following the applicable Conversion Date, a new certificate representing the number of shares of Preferred Stock which were not converted and dated so as not to result in any loss of dividends.

     5.8 Shares to be Fully Paid: Reservation of Shares. The Corporation covenants and agrees that all shares which may be issued upon conversion of the Preferred Stock will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock (of each class) is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable upon conversion of the Preferred Stock. The Corporation further covenants and agrees that the Corporation will at all times have authorized, and reserved for the purpose of issue or transfer upon the conversion of the Preferred Stock, a sufficient number of shares of its Common Stock (of each class) to provide for the conversion of the Preferred Stock.

     5.9 Listing on Securities Exchanges, etc. At all times following the conversion of any shares of Preferred Stock, the Corporation will maintain the listing of all shares of Common Stock (or Other Securities) issued upon conversion of the Preferred Stock on each securities exchange or market or trading system on which the Common Stock (or Other Securities) are then or at any time thereafter listed or traded, if any. This section 5.9 does not create or impose any obligation upon the Corporation to register the Common Stock received upon conversion of the Preferred Stock.

     5.10 Issue Tax. The issuance of certificates for shares of Common Stock upon the conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the Preferred Stock converted, or in the nature of an income or gains tax on such shares.

     5.11 Closing of Books. The Corporation will at no time close its stock transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of the Preferred Stock in any manner which interferes with the timely exercise of the conversion rights of the holders of the Preferred Stock.

     5.12 No Reissuance of Preferred Stock. No shares of Preferred Stock acquired by the Corporation by reason of conversion shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     6. Voting Rights: Restrictions on Corporate Action.

     6.1 Voting Rights. Except as otherwise provided in this Certificate of Incorporation or as required by law, the holders of Preferred Stock shall have no right as such to be represented at or to receive notice of meetings of the stockholders and shall have no right to vote for the election of directors or for any other purpose or on any other subject.

     6.2 Restrictions on Corporate Action. Without the consent of the Required Holders, given in writing without a meeting or by vote at a meeting called for the purpose, at which the holders of the Preferred Stock shall vote separately as a single class, the Corporation shall not:

     (a) authorize or issue (including, without limitation, by reclassification of any Common Stock or any other stock) any shares of capital stock having any right or preference as to dividends or assets (upon redemption, repurchase, Liquidation or otherwise) senior or equal in any respect to any right or preference of the Preferred Stock, or any shares of stock, obligations, warrants, rights or other securities convertible into, exchangeable for or evidencing rights to purchase any capital stock senior or equal in any respect to any right or preference of the Preferred Stock;

     (b) authorize or effect any amendment or change to this Certificate of Incorporation or to its by-laws which would (i) increase or decrease (other than for decreases resulting from the conversion of the Preferred Stock) the number of authorized shares of Preferred Stock or (ii) adversely affect or be inconsistent with or change any of the rights or preferences of the Preferred Stock or otherwise be prejudicial to the interests of the holders of the Preferred Stock;

     (c) issue any previously unissued shares of Preferred Stock to any Person other than the Persons who purchased shares of Preferred Stock on the Original Issue Date;

     (d) take any action looking towards a Liquidation (including any reorganization, consolidation, merger or sale referred to in Section 3.2, but not including the filing of a bankruptcy petition);

     (e) enter into any agreement or understanding which in any way restricts the Corporation's right or ability to declare and pay dividends on, or to make any other distribution with respect to, or to redeem, the Preferred Stock;

     (f) acquire, form or organize any Subsidiary (other than Dover Saddlery, Inc., a Massachusetts corporation, or in connection with a "Permitted Acquisition" as defined in the purchase agreements pursuant to which the Preferred Stock was originally issued, or any wholly-owned subsidiary or any partially-owned subsidiary if the outside equity interests are not held by the shareholders of the Corporation or their affiliates); or

     (g) agree to do any of the foregoing.

     7. No Dilution or Impairment. The Corporation shall not by any action including, without limitation, amending this Certificate of Incorporation, any reorganization, recapitalization, transfer of capital stock or assets, consolidation, merger, liquidation, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation
(a) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully-paid and non-assessable shares of Common Stock (or Other Securities) on the conversion of all Preferred Stock from time to time outstanding, and (b) will obtain and maintain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction as may be necessary to enable the Corporation to perform its obligations hereunder.

     8. Definitions: Accounting Terms and Principles.

     8.1. Definitions of Capitalized Terms. As used herein, the following terms have the following respective meanings:

     "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning, holding or controlling, directly or indirectly, 10% or more of any class of Voting Stock of such first-mentioned Person, (b) any Person of which such first-mentioned Person owns, holds or controls, directly or indirectly, 10% or more of any class of Voting Stock or (c) any director or officer of such first-mentioned Person (other than any director designated by holders of the Preferred Stock); provided that, in the absence of actual control, the term Affiliate shall in no event include any financial institution which would otherwise be an Affiliate solely by virtue of owning, holding or controlling, directly or indirectly, Voting Stock of the Corporation or having a designee on the board of directors of the Corporation. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise; provided that in no event shall the fact that a Person is a holder of Indebtedness of such Person be considered sufficient by itself to enable such Person to direct or cause the direction of the management and policies of such Person.

     "Change in Control" shall mean any event or transaction or series of events or transactions (occurring for whatever reason) following which:

          (a) Stephen L. Day shall not be the president and chief executive officer of the Corporation or of any successor to the Corporation (including parent entity having beneficial ownership of the Corporation's assets) or shall not devote substantially all of his business time and efforts to the business and affairs of the Corporation and its subsidiaries;

          (b) Stephen L. Day shall own beneficially and of record and control less than 14.848% of the Corporation's outstanding Common Stock (calculated on a fully-diluted basis); or

          (c) the Corporation shall own beneficially and of record and control less than 100% of the equity interests in Dover Saddlery, Inc., a Massachusetts corporation (or any successor thereto).

     "Class A Common Stock" shall mean the Class A Common Stock, no par value, of the Corporation as constituted on the Original Issue Date and any shares into which such Class A Common Stock shall have been changed or any shares resulting from any reclassification of such Class A Common Stock.

     "Class B Common Stock" shall mean the Class B Common Stock, no par value, of the Corporation as constituted on the Original Issue Date and any shares into which such Class B Common Stock shall have been changed or any shares resulting from any reclassification of such Class B Common Stock.

     "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

     "Conversion Price" and "Conversion Rate" shall have the respective meanings specified in section 5.1.

     "Convertible Securities" shall mean evidences of indebtedness, shares (including, without limitation, shares of Preferred Stock) of stock or other securities which are convertible into or exchangeable or exercisable for with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Corporation" shall mean Dover Saddlery, Inc., a Delaware corporation, and any successor corporation.

     "Current Market Price" of any security as of any date herein specified shall mean the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question (or in the event that a security has been traded for less than 45 days, each of the trading days on which such security has been traded). The closing price for each day shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security is listed, or (b) if not reported as described in clause (a), the average of the closing bid and asked prices of such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Corporation, or (c) if not quoted as described in clause (b), the average of the closing bid and asked prices for such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Corporation, If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (b) of the preceding sentence if bid and asked prices are reported but actual transactions are not.

     "Equitable Adjustment" shall have the meaning specified in section 2.1.

     "Preferred Stock" shall have the meaning specified in section 1.

     "Fair Value" shall mean the fair value of the appropriate security (including, without limitation, any share of Common Stock), property, assets, business or entity as determined by the board of directors of the Corporation, provided that if, within 20 days following receipt of the writing setting forth any such determination of fair value by the board of directors of the Corporation, the Required Holders shall notify the Corporation of their disagreement with such determination, then fair value shall be determined by an independent appraiser of recognized national standing (selected by the Corporation and reasonably satisfactory to the Required Holders). Each determination of fair value shall be in accordance with generally accepted financial practice and shall be set forth in writing, and the Corporation shall, immediately following such determination, deliver a copy thereof to each holder of Preferred Stock then outstanding. The determination of any such independent appraiser shall be conclusive and binding on the Corporation and on the holder or holders of the Preferred Stock. The Corporation shall pay all of the expenses incurred in connection with any such determination, including, without limitation, the expenses of the independent appraiser engaged to make such determination. If the Corporation shall not have selected such appraiser within ten days after the occurrence of the event giving rise to the need therefor, then the Required Holders may select such appraiser. Notwithstanding the foregoing, in the case of any security, if clauses (a), (b) or (c) of the definition of Current Market Price are applicable to such security, then the Fair Value of such security shall be the Current Market Price of such security.

     "Junior Stock" shall have the meaning specified in section 2.1.

     "Liquidation" shall have the meaning specified in section 3.1.

     "Liquidation Preference" shall have the meaning specified in section 3.1.

     "Officer's Certificate" shall mean a certificate signed on behalf of the Corporation by its chief executive officer or its chief financial officer.

     "Original Issue Date" shall mean September 10, 1998.

     "Other Securities" shall mean with reference to the conversion of any shares of the Preferred Stock, any shares (other than shares of Common Stock) and any other securities of the Corporation (including, without limitation, shares of Preferred Stock) or of any other Person which the holders of the Preferred Stock at any time shall be entitled to receive, or shall have received, upon the conversion of any shares of Preferred Stock of such holders, in lieu of or in addition to shares of Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of Common Stock (or Other Securities) pursuant to the terms of this Certificate of Incorporation or otherwise.

     "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

     "Qualifying Public Offering" shall have the meaning specified in section
5.2.

     "Required Holders" shall have the meaning specified in section 3.2.

     "Special Distribution" shall have the meaning specified in section 5.5(g).

     "Stock Purchase Rights" shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

     "Subsidiary" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Corporation.

     "Voting Stock", when used with reference to any Person, shall mean shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than shares having such power only by reason of the happening of a contingency.

     8.2. Other Definitions. The terms defined in this section 15.2, whenever used in the Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

     "shares" of any Person shall include any and all shares of capital stock of such Person of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.

     8.3. Accounting Terms and Principles. All accounting terms used herein which are not expressly defined herein shall have the respective meanings given to them in accordance with generally accepted accounting principles as in effect in the United States from time to time, all computations made pursuant hereto shall be made in accordance with generally accepted accounting principles as in effect in the United States from time to time, consistently applied, and all financial statements shall be prepared in accordance with generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

     9. Use of term "sections". The use of the term "section" or "sections" in this Article SIXTH shall refer solely to any section or sections of this Article SIXTH, and not to any other Article contained in this Certificate of Incorporation.

SEVENTH: The board of directors of the Corporation is authorized to make, alter or repeal the bylaws of the Corporation. Election of officers need not be by written ballot.


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
     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its incorporator as permitted by
Section 241 of the General Corporation Law of the State of Delaware.


                                        /s/ Isaiah D. Cooper
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                                        Isaiah D. Cooper, Sole Incorporator


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